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                                 EXHIBIT 21
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            SUBSIDIARIES OF BUREAU OF ELECTRONIC PUBLISHING, INC.
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         Name                       Jurisdiction of Incorporation
         ----                       -----------------------------
Bureau Development, Inc.                     Delaware

Pacific Chemical Group Limited               British Virgin Islands